EXHIBIT 99

THE SPIEGEL GROUP ANNOUNCES GERALYNN MADONNA
TO HEAD ITS SPIEGEL CATALOG AND NEWPORT NEWS DIVISIONS

DOWNERS GROVE, Ill. - March 14, 2003 - The Spiegel Group (Spiegel, Inc.) today announced that Geralynn Madonna has been named president and chief executive officer of Spiegel Catalog and Newport News. Ms. Madonna previously held the position of president and chief operating officer of Newport News.
  "Geralynn has been a key member of The Spiegel Group team for many years," said William Kosturos, chief restructuring officer and interim CEO of The Spiegel Group. "I have great confidence in Geralynn's ability to provide reinvigorated and refocused leadership for both Spiegel Catalog and Newport News. We are fortunate to be able to draw upon her many talents and experiences."
  "Spiegel and Newport News are very powerful direct mail brands and I am looking forward to the opportunity to further strengthen and differentiate both brands," said Ms. Madonna. "We have an extremely talented and dedicated group of associates, and I am confident that together we will be able to make significant progress."
  Ms. Madonna will take over the management responsibilities of Melissa Payner, former president and chief executive officer of Spiegel Catalog, and George Ittner, former chairman and chief executive officer of Newport News, both of whom have resigned from the company to pursue other interests.
Mr. Ittner has agreed to provide consulting services to the company.
Ms. Madonna has been with the company for more than 21 years. In her most recent position as president and chief operating officer of Newport News, she oversaw all company-wide operations, including merchandising, product design and development, and financial management.

About The Company
  The Spiegel Group (OTC Pink Sheets: SPGLA) is a leading international specialty retailer marketing fashionable apparel and home furnishings to customers through catalogs, 560 specialty retail and outlet stores, and e-commerce sites, including eddiebauer.com, newport-news.com and spiegel.com. The Spiegel Group's businesses include Eddie Bauer, Newport News, Spiegel Catalog and First Consumers National Bank. The company's Class A Non-Voting Common Stock trades on the over-the-counter market ("Pink Sheets") under the ticker symbol: SPGLA. Investor relations information is available on The Spiegel Group Web site at http://www.thespiegelgroup.com.

Forward Looking Statements
  This report contains statements that are forward-looking within the meaning of applicable federal securities laws and are based upon the company's current expectations and assumptions. You should not place undue reliance on those statements because they speak only as of the date of this release. Forward-looking statements include information concerning the company's possible or assumed future results of operations. These statements often include words such as "expect," "plan," "believe," "anticipate," "intend," "estimate," or similar expressions. As you read and consider this release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Although the company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and actual results could differ materially from the forward-looking statements. These factors include, but are not limited to, the uncertainty regarding the company's ability to enter into new credit facilities with its lending institutions; the effects of early amortization events ("Pay Out Events") of the company's asset-backed securities, the uncertainty relating to the sale or liquidation of the bankcard segment; increased oversight or restrictions by the OCC on the bankcard segment which could reduce the market value of the bankcard segment; the risk associated with fulfilling the obligations set forth in the Bank's disposition plan; the availability of future liquidity support from the company's majority stockholder; the financial strength and performance of the retail and direct marketing industry; changes in consumer spending patterns; dependence on the securitization of credit card receivables to fund operations; state and federal laws and regulations related to offering and extending credit; risks associated with collections on the company's credit card portfolio; interest rate fluctuations; postal rate increases; paper or printing costs; the success of planned merchandising, advertising, marketing and promotional campaigns; and various other factors beyond the company's control.
  All future written and oral forward-looking statements made by the company or persons acting on the company's behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for the company's ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligation or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.